UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2008

ANGIOTECH PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

BRITISH COLUMBIA		98-0226269
(State or other jurisdiction of	(Commission file number)	(IRS employer identification no.)
incorporation)

1618 Station Street, Vancouver, BC, Canada	V6A 1B6
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (604) 221-7676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 15, 2008, Greg Peet resigned as a Director of Angiotech Pharmaceuticals, Inc. His resignation is effective as of April 15, 2008.

The Company’s press release announcing the resignation of Mr. Peet is attached to this Report as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release dated April 15, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIOTECH PHARMACEUTICALS, INC.

Date:	April 15, 2008	By:	/s/ K. Thomas Bailey
K. Thomas Bailey
Chief Financial Officer

EXHIBIT INDEX

NUMBER	EXHIBIT
99.1	Press Release.

Exhibit 99.1

FOR IMMEDIATE RELEASE
PRESS RELEASE
April 15, 2008

ANGIOTECH ANNOUNCES DIRECTOR RESIGNATION

VANCOUVER, BC, April 15, 2008 – Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI, TSX: ANP), a global specialty pharmaceutical and medical device company, announced the resignation of Greg Peet from his position as a non-executive director of the Company. Mr. Peet has resigned to enable him to focus on his numerous business pursuits and additional board appointments. Mr. Peet has served on Angiotech’s Board of Directors since 2005. This position will not be replaced at the current time and the remaining six directors will continue to carry out the duties of the board.

“The board and management would like to thank Greg for his many contributions to the Company’s development,” said David Howard, Angiotech’s Chairman of the Board. “We wish him well in his future endeavours.”

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company with over 1,500 dedicated employees. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Deirdre Neary
Angiotech Pharmaceuticals, Inc.
(604) 222-7056
dneary@angio.com